EXHIBIT 10.1

[FORM OF FACE OF ORIGINAL NOTE]

[Global Note Legend]

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OR SECTION 9.04 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.2(b) OF APPENDIX A TO THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

[Restricted Note Legend]

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

[Regulation S Legend]

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

Each Regulation S Global Note shall bear the following additional legend (as applicable):

THE RIGHTS ATTACHING TO THIS REGULATION S GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).

Each Definitive Note shall bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRUSTEE SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

[FORM OF ORIGINAL NOTE]

CUSIP No.

ISIN No.

No.                                                                                               $

OFFICE DEPOT, INC. 9.75%

Senior Secured Notes due 2019

OFFICE DEPOT, INC., a Delaware corporation, for value received, promises to pay to [            ], or its registered assigns, the principal sum of [            ] Dollars ($[            ]) [or such other amount as is listed on the Schedule of Increases or Decreases in Global Note attached hereto]1 on March 15, 2019.

Interest Payment Dates: March 15 and September 15, commencing September 15, 2012.2

Record Dates: March 1 and September 1.

Additional provisions of this Note are set forth on the other side of this Note.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

OFFICE DEPOT, INC.

By:
Name:
Title:

Dated:

[Attach Notation of Note Guarantee for each Guarantor]

[1]	Use the Schedule of Increases and Decreases language if Note is in Global Form.
[2]	Applicable to Original Notes only.

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. Bank National Association, as Trustee, certifies that this is one of the Notes referred to in the Indenture

By:
Authorized Signatory

Dated:

*/	If the Note is to be issued in global form, add the Global Notes Legend and the applicable attachment from Exhibit A captioned “TO BE ATTACHED TO GLOBAL NOTES — SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTES”.

[FORM OF REVERSE SIDE OF ORIGINAL NOTE]

OFFICE DEPOT, INC.

9.75% Senior Secured Notes due 2019

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. Interest

The Company promises to pay interest on the principal amount of this Note at the rate per annum shown above from the date hereof until maturity. The Company shall pay interest semiannually in arrears on March 15 and September 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”), commencing September 15, 2012. Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from March 14, 2012 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment

The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders at the close of business on the March 1 or September 1 immediately preceding the Interest Payment Date even if Notes are canceled after the record date and on or before the Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Company shall pay principal, premium, if any, and interest on the Notes in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. The Company will make payments in respect of the Notes represented by the Global Notes, including principal, premium, if any, and interest, by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. The Company will make all payments of principal, interest and premium, if any, with respect to Definitive Notes by wire transfer of immediately available funds to the accounts specified by the Holders of the Definitive Notes. All other payments on Notes shall be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless the Company elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

3. Paying Agent and Registrar

Initially, U.S. Bank National Association (the “Trustee”) will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

4. Indenture

The Company issued the Notes under an Indenture dated as of March 14, 2012 (the “Indenture”), among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms and provisions of the Indenture, and the Holders (as defined in the Indenture) are referred to the Indenture for a statement of such terms and provisions. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Indenture pursuant to which this Note is issued provides that an unlimited aggregate principal amount of Additional Notes may be issued thereunder, provided certain conditions are met.

5. Optional Redemption

(a) Except as set forth in subparagraph (b) and (c) of this paragraph 5, the Company shall not have the option to redeem the Notes pursuant to this Section prior to March 15, 2016. On or after March 15, 2016 the Company may redeem the Notes, in whole at any time or in part from time to time, upon not less than 30 nor more than

60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, to but not including the applicable redemption date, if redeemed during the 12-month period beginning on March 15 of the years indicated below, subject to the rights of Holders of record on the relevant record date to receive interest on the relevant Interest Payment Date:

Year	Percentage
March 15, 2016	104.875%
March 15, 2017	102.438%
March 15, 2018 and thereafter	100.000%

(b) At any time and from time to time on or prior to March 15, 2015, the Company may redeem in the aggregate up to 35% of the aggregate principal amount of the Notes issued under the Indenture (calculated after giving effect to any issuance of Additional Notes) with the net cash proceeds of one or more Equity Offerings (1) by the Company or (2) by any direct or indirect parent of the Company to the extent the net cash proceeds of such Equity Offering by such direct or indirect parent of the Company are contributed to the common equity capital of the Company or used to purchase Capital Stock (other than Disqualified Stock) of the Company from it, at a redemption price (expressed as a percentage of principal amount thereof) of 109.750%, plus accrued and unpaid interest on the Notes redeemed to but not including the redemption date; provided, however, that (i) at least 65% of the original aggregate principal amount of the Notes (not including any issuance of Additional Notes) remains outstanding after each such redemption; and (ii) any such redemption shall occur within 90 days after the date on which any such Equity Offering is consummated and otherwise in accordance with the procedures set forth in the Indenture.

(c) At any time prior to March 15, 2016, upon not less than 30 nor more than 60 days’ notice, at the option of the Company, the Company may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest thereon, to but not including, the date fixed for redemption, subject to the right of Holders on the relevant record date to receive interest on the relevant interest payment date that occurs on or prior to the date fixed for redemption.

6. Mandatory Redemption

The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

7. Notice of Redemption

Notice of redemption shall be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at his, her or its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000. On or after the redemption date, unless the Company defaults in the payment of the redemption price, interest ceases to accrue on Notes or portions thereof called for redemption.

8. Repurchase of Notes at the Option of the Holders upon Change of Control and Asset Sales

Upon the occurrence of a Change of Control, each Holder shall have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the date of purchase (subject to the rights of the Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date), as provided in, and subject to the terms of, the Indenture.

In accordance with Section 4.06 of the Indenture, the Company will be required to offer to purchase Notes and other Priority Lien Debt (if any) upon the occurrence of certain events related to sales of Company assets. If such an event occurs, the offer price for the Notes and any other Priority Lien Debt in any Asset Sale Offer will be equal to 100% of the principal amount of the Notes and such other Priority Lien Debt repurchased, plus accrued and unpaid interest on the Notes and any other Priority Lien Debt to the date of purchase, as provided in, and subject to the terms of, the Indenture.

In accordance with Section 4.07 of the Indenture, the Company will be required to offer to purchase Notes upon the occurrence of a sale of certain Company assets. If such a sale occurs, the offer price for the Notes in any Specified Asset Sale Offer will be equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the date of purchase (subject to the rights of Holders of record on the relevant record date to receive interest on the relevant Interest Payment Date), as provided in, and subject to the terms of, the Indenture.

9. Denominations; Transfer; Exchange

The Notes are in registered global form, without interest coupons, in denominations of $2,000 and any integral multiple of $1,000 in excess of $2,000. The transfer of Notes may be registered and Notes may be exchanged in accordance with the Indenture. Upon any registration of transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and the Company may require a Holder to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or to transfer or exchange any Notes (i) for a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption and ending at the close of business on the day of selection or (ii) tendered and not withdrawn in connection with a Change of Control Offer, an Asset Sale Offer or a Specified Asset Sale Offer. Transfer may be restricted as provided in the Indenture.

10. Persons Deemed Owners

The registered Holder of this Note shall be treated as its owner for all purposes.

11. Unclaimed Money

Subject to any applicable escheat or other abandoned property law, the Trustee or Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal of, premium (if any) or interest on, any Note that remains unclaimed for two years after such amounts have become due and payable, and, thereafter, Holders entitled to the money must look to the Company for payment as a general creditor, and the Trustee and each Paying Agent shall have no further liability with respect to such monies.

12. Discharge and Defeasance

Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Notes and the Indenture if, among other things, the Company deposits with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or premium (if any) and interest on, the outstanding Notes.

13. Amendment, Supplement and Waiver

(a) Subject to certain exceptions, the Indenture, the Notes, the Note Guarantees or the related Security Documents may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any past default or non-compliance with, or requirement for future compliance with, any provision of the Indenture, the Notes, the Note Guarantees or the Security Documents may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

(b) Without the consent of any Holder of a Note, the Indenture, the Notes, the Note Guarantees or the Security Documents may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company’s or any Guarantor’s obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s assets, in either case, as permitted in the Indenture, to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect, in any material respect, the legal rights under the Indenture of any such Holder, to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, if applicable, to comply with Section 4.11 of the Indenture, to conform the text of the Indenture, the Notes, the Note Guarantees or the Security Documents to any provision of the section of the Offering Memorandum entitled “Description of Notes” to the extent that such provision in the “Description of Notes” was intended to be a verbatim recitation of a provision of the Indenture, the Notes, the Note Guarantees or the Security Documents, to evidence and provide for the acceptance of appointment by a successor Trustee (provided that the successor Trustee is otherwise qualified and eligible to act as such under the Indenture or to provide for a successor or replacement Collateral Trustee under the Security Documents), to provide for the issuance of Additional Notes in accordance with the Indenture, to make, complete or confirm any grant of Collateral permitted or required by the Indenture or any of the Security Documents or any release, termination or discharge of Collateral that becomes effective as set forth in the Indenture or any of the Security Documents, to grant or perfect any Lien for the benefit of the Holders of the Notes, to provide for the release of Collateral from the Lien of the Indenture and the Security Documents when permitted or required by the Security Documents or the Indenture or to otherwise amend any Security Document with respect to the ABL Collateral in a manner consistent with any corresponding amendment to the Security Documents governing the ABL Collateral so long as such amendment does not result in a release of Collateral not otherwise permitted by the Security Documents or the Indenture or as provided in the Collateral Trust Agreement. Any amendment to, or waiver of, the provisions of the Indenture or any Security Document that has the effect of releasing all or substantially all of the Collateral from the Liens of the Indenture and the Security Documents will require the consent of the Holders of at least two-thirds in aggregate principal amount of the Notes then outstanding (but only to the extent any such consent is required under the Collateral Trust Agreement).

14. Defaults and Remedies

In the case of an Event of Default arising from events of bankruptcy or insolvency specified in Section 6.01(g) or Section 6.01(h) of the Indenture with respect to the Company, or a Restricted Subsidiary that is a Significant Subsidiary, the principal of, premium, if any, and interest on all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable immediately by notice in writing to the Company specifying the Event of Default; provided, however, that a Default under Section 6.01(d) or Section 6.01(e) of the Indenture shall not constitute an Event of Default until the Trustee notifies the Company or the Holders of at least 25% in principal amount of the outstanding Notes notify the Company and the Trustee of the Default and the Company does not cure such Default within the time specified in Section 6.01(d) or Section 6.01(e) or otherwise after receipt of such notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or premium, if any) if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes. Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of interest, on, premium, if any, on, or the principal of, the Notes; provided, the Notes are not then due and payable by reason of a Declaration. The Holders of a majority in principal amount of the then outstanding Notes may rescind an acceleration due to a Declaration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

15. Trustee Dealings with the Company

Subject to certain limitations imposed by the TIA, the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may become a creditor of, or otherwise deal with, the Company or its Affiliates with the same rights it would have if it were not Trustee.

16. No Recourse Against Others

No past, present or future director, officer, employee, manager, incorporator or holder of any Equity Interests in the Company or of any Guarantor or any direct or indirect parent corporation of the Company, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Note Guarantees, or the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release under Section 16 are part of the consideration for issuance of the Notes and the Note Guarantees.

17. Authentication

This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

18. Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19. GOVERNING LAW

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES WHICH WOULD HAVE THE EFFECT OF APPLYING THE LAWS OF ANY OTHER JURISDICTION.

20. CUSIP Numbers; ISINs

The Company has caused CUSIP numbers and ISINs to be printed on the Notes and has directed the Trustee to use CUSIP numbers and ISINs in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

21. Guarantee

The Company’s obligations under the Notes are fully and unconditionally guaranteed, jointly and severally, by the Guarantors.

22. Copies of Documents

The Company will furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note.

Assignment Form

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s sec. sec. or tax I.D. no.)

(Insert assignee’s address and zip code)

and irrevocably appoint                                                     as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature

Guarantee Medallion Program (or other

signature guarantor acceptable to the Trustee).

[To be inserted for Rule 144A Global Note]

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of Decrease in Principal Amount at Maturity of this Global Note	Amount of Increase in Principal Amount at Maturity of this Global Note	Principal Amount of this Global Note Following such decrease (or increase)	Signature of Authorized Officer of Trustee or Notes Custodian

[To be inserted for Regulation S Global Note]

SCHEDULE OF EXCHANGES OF INTERESTS IN THE REGULATION S GLOBAL NOTE

The following exchanges of a part of this Regulation S Global Note for an interest in another Global Note or of other Restricted Global Notes for an interest in this Regulation S Global Note, have been made:

Date of Exchange	Amount of Decrease in Principal Amount at Maturity of this Global Note	Amount of Increase in Principal Amount at Maturity of this Global Note	Amount of Increase in Principal Amount at Maturity of this Global Note	Principal Amount of this Global Note Following such decrease (or increase)	Signature of Authorized Officer of Trustee or Notes Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.06 (Asset Sale) Section 4.07 (Specified Asset Sale) or Section 4.09 (Change of Control) of the Indenture, check the box:

Asset Sale	☐	Specified Asset Sale	☐	Change of Control	☐

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.06 (Asset Sale) Section 4.07 (Specified Asset Sale) or Section 4.09 (Change of Control) of the Indenture, state the amount ($2,000 or an integral multiple of $1,000 in excess of $2,000):

$

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Note) Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).